Rule 424(b)(3)
Registration Statement No. 333-100340
Pricing Supplement No. 11
Dated January 31, 2003
(To Prospectus dated December 31, 2002 and
Prospectus Supplement dated January 24, 2003)
INTERNATIONAL LEASE FINANCE CORPORATION
$1,500,000,000
Medium-Term Notes, Series O
Principal Amount:							$15,000,000.00
Issue Price:							$15,000,000.00
Net Proceeds to the Company:					$14,962,500.00
CUSIP:								45974VZB7
Settlement Date:							02/06/03
Stated Maturity (date):						07/15/05
Interest Rate:							3.6200%
Overdue Rate (if any):						N/A
Redeemable by the Company on or after:			N/A
Repayable at the option of the holder on:			N/A
Optional Reset Dates:						N/A
Extension Periods:						N/A
Final Maturity:							N/A
Repurchase Price (for Original Issue Discount Notes):	N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: